Exhibit 99

CACI Reports Record Fourth Quarter and Full Fiscal Year 2004

•	Revenue up 57% for the quarter to $358.3 million; for the year, up 36% to $1.146 billion
•	Net income up 56% in the quarter to $20.7 million; for the year, up 42% to $63.7 million
•	Diluted earnings per share of $0.69 for the quarter, up 53%; $2.13 diluted earnings per share for the year, up 40%

Arlington, VA, August 18, 2004 - CACI International Inc (NYSE: CAI), a leading information technology and solutions provider to the federal government, announced today record results for its fourth quarter and fiscal year ended June 30, 2004 (FY04). Net income in the quarter increased 56 percent while revenue was up 57 percent compared to the fourth quarter of fiscal year 2003 (FY03). For all of FY04, net income was up 42 percent while revenue was up 36 percent versus a year ago.

The increase in earnings and revenue in the quarter and for the full year resulted from continuing growth in the company’s systems integration, engineering services, and knowledge management offerings of its domestic operations and the successful integration of four acquisitions that broadened the company’s portfolio of solutions offerings. This growth is a result of the company’s strategic focus on national security, the global war against terrorism, and the reshaping of the way government agencies communicate, use and disseminate information, and deliver services to the citizens.

Fourth Quarter Results Reflect Higher Margins, Higher Internal Growth and Strong Cash Flow

Net income for the fourth quarter of FY04 was $20.7 million, or $0.69 per diluted share, an increase of 56 percent over net income of $13.3 million, or $0.45 per diluted share, reported in the fourth quarter of FY03. Revenue for the quarter was $358.3 million, an increase of 57 percent over fourth quarter FY03 revenue of $228.6 million. Internal revenue growth for the company for the quarter was 23 percent. Operating income in the quarter was $35.8 million, an increase of 70 percent over fourth quarter FY03 operating income of $21.1 million. For the fourth quarter, the operating margin increased to 10.0 percent from 9.2 percent a year earlier.

The increased operating margin was driven primarily by continued operational efficiencies, our recent acquisitions, and a favorable mix of business. The growth of the company’s operations, including recent acquisitions, continued to be driven by increased demand for mission-critical support for intelligence community customers, systems integration, engineering and logistics, consulting services and knowledge management support for the Department of Defense (DoD) and civilian agencies. Operating cash flow of $62.9 million was primarily driven by net income and cash management.

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Fourth Quarter Highlights

The following highlights occurred during the fourth fiscal quarter:

•	Contract awards for the quarter totaled approximately $271 million.
•	Operating cash flow for the quarter was $62.9 million.
•	Internal revenue growth for the company for the quarter was 23 percent.
•	The purchase of the Defense and Intelligence Group and related assets of American Management Systems, Incorporated, (AMS) which closed on May 1, 2004, expanded CACI’s capabilities in DoD business management and mission-critical functions such as financial management solutions and consulting, acquisition and procurement systems, logistics and engineering systems and services, and information sharing.
•	Revenue from DoD customers increased 76 percent compared to the fourth fiscal quarter of FY03 as a result of the acquisition described above and continuing demand from customers such as strategic and tactical organizations in the military intelligence community, the U.S. Army’s Intelligence and Security Command, the Army’s Communications-Electronics Command, and the U.S. Navy’s Space and Warfare Command.
•	Federal civilian agency revenue grew 23 percent compared to the fourth fiscal quarter of FY03 primarily from recent acquisitions and higher volumes of work for customers such as the Department of Justice, the Department of Veterans Affairs, the Social Security Administration, and other federal civilian agencies.
•	Commercial revenue increased 35 percent primarily as a result of growth in the company’s United Kingdom operations.

Full Year FY04 Results Reflect Continued Margin Expansion and Strong Revenue Growth

Net income for FY04 was $63.7 million, or $2.13 per diluted share, an increase of 42 percent over net income of $44.7 million, or $1.52 per diluted share, reported for FY03. For all of FY04, revenue increased 36 percent, to $1.146 billion, compared with $843.1 million reported in FY03. Internal revenue growth was 15 percent for all of FY04. Operating income for FY04 was $104.7 million, up 49 percent over operating income of $70.4 million reported a year earlier. The operating margin in FY04 improved to 9.1 percent from 8.4 percent a year earlier. The higher operating margin was driven primarily by operational cost efficiencies, cost synergies associated with acquisitions, and a favorable mix of business.

Revenue growth was driven by increased demand from federal government customers and recent acquisitions such as those noted above. Operating cash flow for the year was $75.8 million versus $75.9 million reported a year earlier.

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FY04 Highlights

In addition to record revenue and earnings, major highlights and accomplishments during fiscal year 2004 include:

•	Contract awards for over $1.7 billion with a weighted average period of performance of over six years. This includes more than $1 billion of new business.
•	Won 100 percent of major recompeted contracts during FY04.
•	Revenue from the federal government increased 38 percent, 16 percent organically.
•	Backlog at year-end increased 36 percent to $3.4 billion, up from $2.5 billion a year earlier.
•	Acquisition and full integration of four domestic businesses: C-CUBED Corporation, MTL Systems, Inc, CMS Information Services, Inc., and the Defense and Intelligence Group of AMS.

Commentary

Commenting on the results, Dr. J.P. London, CACI’s Chairman, President, and Chief Executive Officer, said, “Our record year and fourth quarter results continue to reflect the success of our strategy to focus on supporting our government customers that have mission critical roles in implementing the national priorities of defense, intelligence and transforming how federal agencies and departments operate. We exceeded our goal to achieve $1 billion in annual revenue a year earlier than planned and recorded the highest annual net profit margin since we embarked on our present growth strategy in Fiscal Year 2000. During FY04 we won 100 percent of our recompeted contracts; the dollar amount of new business awards exceeded $1 billion; and all four of our recent acquisitions have been accretive to the bottom line, expanded our relationships throughout the federal government, and broadened our overall capabilities to provide information technology and solutions to our customer base. These across-the-board successes provided exceptionally strong growth in our operating profit, margin and operating cash flow. All of this combined to produce solid growth for the year of 42 percent in net income, 36 percent in revenue and 15 percent internally, meeting or exceeding our stated growth objectives.”

“I am proud of the stalwart service we provide to our customers and the vigilant focus, commitment, and dedication of CACI people. We are strong, proud and confident -- now and always. We are gratified by the support we have received from our customers and our business partners. Their support is invaluable and is an integral part of our success.”

Dr. London continued, “As we start our Fiscal Year 2005 (FY05), we have the strongest, diversified base of business in CACI’s history upon which to build. Our backlog is approximately $3.4 billion. Our capabilities to provide critical support to our customers are broader than ever before. Our many customer relationships are stronger and wider than they have ever been. And our bid backlog of submitted proposals is almost $1.3 billion. The four acquisitions we closed in FY04 have expanded the company’s capabilities in C4ISR; network solutions; financial management systems, solutions and consulting; acquisition and procurement

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systems; software engineering and integrations; logistics and engineering systems and services; and knowledge management systems and technology. In particular, the acquisition of the Defense and Intelligence Group, which closed in May, has broadened our offerings on large-scale, web-enabled systems, providing significant new depth of expertise for CACI in software development systems. We believe this addition provides us a new foundation on which to grow our value-added consulting services to our customers. Our operations continue to experience strong demand across the federal government market. We look forward to continuing to support our national priorities domestically and abroad. We believe this support will result in strong growth across all areas of our core business, including systems integration, engineering services, knowledge management, and managed network services. Overall, we are extremely pleased with our results for FY04. We are very excited about the prospects of achieving another record year of growth and profitability in FY05 while continuing to enhance shareholder value.”

Company Increases Guidance for First Quarter; Provides Full Year Guidance

The company also issued guidance for the full year FY05. This includes the updated guidance for its first fiscal quarter issued on May 26th. This guidance excludes any revenue or income from additional acquisitions that might be closed prior to the end of FY05. The table below summarizes the guidance ranges for each of those periods and shows the change over the same periods in FY04:

	Q1 FY05	Change	Total FY05	Change
Revenue	$360-$370	53%-57%	$1,500-$1,550	31%-35%
Net Income	$18.4-$19.4	42%-49%	$76.6-$79.6	20%-25%
Diluted earnings per share	$0.61-$0.64	40%-47%	$2.52-$2.62	18%-23%
Diluted weighted average shares	30.1		30.4

Conference Call Information

The company has scheduled a conference call for 8:30 AM Eastern time Thursday, August 19th, during which management will be making a brief presentation focusing on fourth quarter results, operating trends and its expectations. A question-and-answer session will follow to allow further discussion of the results and the company’s future expectations. Interested parties can listen to the conference call and view the accompanying exhibits over the Internet by logging on to CACI’s Internet site at www.caci.com at the scheduled time. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern time Thursday, August 19th, and can be accessed through CACI’s homepage (www.caci.com) by clicking on the CACI Investor Info button.

About CACI

CACI International Inc provides the IT and network solutions needed to prevail in today’s new era of defense, intelligence, and e-government. From systems integration and managed network

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solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company’s Securities and Exchange Commission filings.

For investor information contact: David Dragics Vice President, Investor Relations (703) 841-7835 ddragics@caci.com	For other information contact: Jody Brown Senior Vice President, Public Relations (703) 841-7801 jbrown@caci.com

(Financial tables follow)

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Summary Financial Tables

CACI International Inc
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Quarter Ended		Twelve Months Ended
	6/30/2004	6/30/2003	6/30/2004	6/30/2003
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$ 358,278	$ 228,633	$ 1,145,785	$ 843,138
Costs and Expenses
Direct costs	219,642	137,937	708,371	517,975
Indirect costs and selling expenses	96,223	65,755	313,664	242,153
Depreciation and amortization	6,652	3,874	19,036	12,604

Operating expenses	322,517	207,566	1,041,071	772,732
Operating income	35,761	21,067	104,714	70,406
Interest expense (income)	2,414	(416)	1,783	(1,374)

Income before income taxes	33,347	21,483	102,931	71,780
Income taxes	12,670	8,206	39,262	27,069

Net income	$ 20,677	$ 13,277	$ 63,669	$ 44,711

Basic earnings per share	$ 0.71	$ 0.46	$ 2.19	$ 1.56

Diluted earnings per share	$ 0.69	$ 0.45	$ 2.13	$ 1.52

Weighted average shares used in per share computations:
Basic	29,140	28,727	29,051	28,647
Diluted	29,884	29,441	29,877	29,425

Statement of Operations Margin Data

	Quarter Ended		Twelve Months Ended
	6/30/2004	6/30/2003	6/30/2004	6/30/2003

Gross profit margin	38.7%	39.7%	38.2%	38.6%
Operating profit margin	10.0%	9.2%	9.1%	8.4%
Net profit margin	5.8%	5.8%	5.6%	5.3%

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Summary Financial Tables (continued)

CACI International Inc
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	6/30/2004	6/30/2003

	(Unaudited)	(Unaudited)
ASSETS:
Current assets
Cash and cash equivalents	$ 63,029	$ 73,735
Marketable securities	515	15,291
Accounts receivable, net
Billed	320,041	179,202
Unbilled	28,326	18,891

Total accounts receivable, net	348,367	198,093
Other current assets	20,545	10,791

Total current assets	432,456	297,910

Property and equipment, net	25,489	18,634
Goodwill & intangible assets, net	651,475	218,708
Other	44,884	26,798

Total assets	$ 1,154,304	$ 562,050

LIABILITIES & SHAREHOLDERS’ EQUITY:
Current liabilities
Notes payable	$ 3,629	$ 4,558
Accounts payable	37,662	20,739
Accrued compensation & benefits	72,387	44,460
Other current liabilities	93,383	45,568

Total current liabilities	207,061	115,325

Notes payable, long-term	408,601	-
Postretirement obligations	22,095	14,619
Other long-term liabilities	18,275	10,571

Shareholders’ equity	498,272	421,535

Total liabilities & shareholders’ equity	$ 1,154,304	$ 562,050

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Summary Financial Tables (continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)

	Twelve Months Ended
	6/30/2004	6/30/2003
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 63,669	$ 44,711
Reconciliation of net income to net cash provided by
operating activities
Depreciation and amortization	19,036	12,604
(Benefit) provision for deferred income taxes	(7,078)	1,824
Amortization of deferred financing cost	224
Stock based compensation	159
Changes in operating assets and liabilities,
net of effect of business acquisitions
Accounts receivable, net	(42,491)	(22,595)
Other current assets	(9,728)	(8,706)
Accounts payable and accrued expenses	27,625	19,064
Accrued compensation & benefits	17,187	7,335
Other current liabilities	1,388	14,960
Other liabilities	5,824	6,691

Net cash provided by operating activities	75,815	75,888

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property & equipment	(8,703)	(10,634)
Purchases of businesses, net of cash acquired	(503,331)	(107,733)
Proceeds from sales of marketable securities, net	15,290	4,728
Other assets	73	395

Net cash used in investing activities	(496,671)	(113,244)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) under credit agreements	411,325	(25,000)
Payment of financing cost	(8,222)	-
Proceeds from stock options exercised	6,967	3,603
Net proceeds from stock purchase plans	3,495	-
Purchase of common stock for treasury	(4,882)	(105)

Net cash provided by (used in) financing activities	408,683	(21,502)

Effect of exchange rates on cash and equivalents	1,467	1,544

Net decrease in cash and equivalents	(10,706)	(57,314)
Cash and equivalents, beginning of period	73,735	131,049

Cash and equivalents, end of period	$ 63,029	$ 73,735

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Summary Financial Tables (Continued)

Revenue by Customer Type

Quarter Ended

(dollars in thousands)	6/30/2004		6/30/2003		$ Change	% Change

Department of Defense	$ 254,868	71.2%	$ 144,928	63.4%	$ 109,940	75.9%
Federal Civilian Agencies	82,869	23.1%	67,622	29.5%	15,247	22.5%
Commercial	16,289	4.5%	12,028	5.3%	4,261	35.4%
State and Local Government	4,252	1.2%	4,055	1.8%	197	4.9%

Total	$ 358,278	100.0%	$ 228,633	100.0%	$ 129,645	56.7%

Twelve Months Ended

(dollars in thousands)	6/30/2004		6/30/2003		$ Change	% Change

Department of Defense	$ 771,920	67.4%	$ 536,269	63.6%	$ 235,651	43.9%
Federal Civilian Agencies	301,706	26.3%	241,490	28.6%	60,216	24.9%
Commercial	55,706	4.9%	51,414	6.1%	4,292	8.3%
State and Local Government	16,453	1.4%	13,965	1.7%	2,488	17.8%

Total	$ 1,145,785	100.0%	$ 843,138	100.0%	$ 302,647	35.9%

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